================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  GBC Bancorp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF GBC BANCORP]
                                  GBC BANCORP
                             800 West Sixth Street
                         Los Angeles, California 90017
TO THE SHAREHOLDERS OF GBC BANCORP:

  NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") will be held in the Corporate Board Room of Bancorp, located at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, on Thursday, April 19, 2001 at 4:00 p.m., for the purpose of considering and voting on the following matters:

  1. Election of Directors. To elect fourteen directors to serve for the ensuing year.

  2. Approval of Incentive Compensation Plan for Peter Wu. To act upon a proposal, which the Board of Directors supports, to approve the incentive compensation plan included in the employment agreement between Bancorp and Mr. Peter Wu, Bancorp's President and Chief Executive Officer.


  3. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on February 28, 2001 as the record date for determination of shareholders entitled to notice of, and the right to vote at the Meeting.

  YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY IN WRITING TO THAT EFFECT, BY FILING WITH THE SECRETARY A LATER DATED PROXY, OR BY VOTING IN PERSON AT THE MEETING.

                                       By Order of the Board of Directors

                                       /s/ Ming Lin Chen
                                       Ming Lin Chen
                                       Secretary

Dated: March 20, 2001

                                PROXY STATEMENT

                                  GBC BANCORP

                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 19, 2001

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of the Proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") to be held on Thursday, April 19, 2001 at 4:00 p.m., in the Corporate Board Room of Bancorp, 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any adjournment thereof.

  It is expected that this Proxy Statement and accompanying Notice and form of Proxy will be mailed to shareholders on or about March 20, 2001.

  The matters to be considered and voted upon at the Meeting will be:

  1. Election of Directors. To elect fourteen directors to serve for the ensuing year.

  2. Approval of Incentive Compensation Plan for Peter Wu. To act upon a proposal, which the Board of Directors supports, to approve the incentive compensation plan included in the employment agreement between Bancorp and Mr. Peter Wu, Bancorp's President and Chief Executive Officer.

  3. Other Business. To transact such other business as may properly come before the meeting and any adjournments thereof.

Revocability of Proxies

  A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Bancorp an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions on the Proxy. If no instruction is specified with regard to a matter to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of management. Abstentions and broker non-votes are not considered votes cast.

Persons Making the Solicitation

  This solicitation of Proxies is being made by the Board of Directors of Bancorp. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of Bancorp may solicit Proxies personally or by telephone without receiving special compensation therefor. Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by Bancorp in connection with the solicitation of Proxies, if management of Bancorp determines that this is advisable.

                               VOTING SECURITIES

  There were issued and outstanding 11,944,262 shares of Bancorp's common stock ("Common Stock") on February 28, 2001 which has been fixed as the record date (the "Record Date") for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting. Each holder of Bancorp's Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held as of the Record Date on any matter submitted to the vote of the shareholders.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Management

  The following table sets forth, as of January 31, 2001, the number and percentage of shares of Bancorp's outstanding Common Stock beneficially owned, directly or indirectly, by each of Bancorp's directors and nominees for directors and the executive officers included in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" on page 8, and by the directors and officers as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director, principal shareholder, or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of January 31, 2001. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp.

                                              Amount and Nature of Percentage of
       Beneficial Owner                       Beneficial Ownership     Class
       ----------------                       -------------------- -------------
         Bernard Chen                                283,546(1)         2.37%
         Thomas C.T. Chiu                            138,600(2)         1.16%
         Chuang-I Lin                                 82,500(3)         0.69%
         Ko-Yen Lin                                  106,800(4)         0.89%
         Ting Y. Liu                                 400,786(5)         3.35%
         John Wang                                    89,984(6)         0.75%
         Kenneth C. Wang                              89,984(7)         0.75%
         Chien-Te Wu                                 205,280(8)         1.71%
         Julian Wu                                   112,194(9)         0.94%
         Li-Pei Wu                                   445,712(10)        3.61%
         Peter Wu                                    571,624(11)        4.78%
         Ping C. Wu                                  644,851(12)        5.39%
         Walter Wu                                   133,382(13)        1.11%
         Chin-Liang Yen                              423,251(14)        3.54%
         Domenic Massei                               12,136(15)        0.10%
         Peter Lowe                                   17,225(16)        0.14%
         Eddie Chang                                  19,000(17)        0.16%
         28 Present Directors and Officers
          as a group                               3,848,733           30.19%

----------
 (1) Includes 16,020 shares held by Mr. Chen in his own name, 237,160 shares held by Mr. Chen as the sole Trustee of the Helen Chen Trust dated June 25, 1986, and 7,366 shares held by Mr. Chen as the sole Trustee of the Helen Y. Chen Irrevocable Trust, as to which shares held in trust Mr. Chen has sole voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days that are transferable to the Helen Chen Trust in accordance with the pour-over provisions of the Will of Helen Chen.

 (2) Includes 70,980 shares held jointly with Dr. Chiu's spouse, 9,680 shares held by Dr. Chiu in his own name, 16,940 shares held by Dr. Chiu's spouse in her own name, as to which shares Dr. Chiu has shared voting and investment powers, and 15,000 shares owned by Dr. Chiu's Pension Fund. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (3) Includes 45,000 shares owned by Myriad Capital, Inc., which is 95% owned by Mr. Lin, as to which shares Mr. Lin has shared voting and investment powers. Also includes 11,500 shares owned by Mr. Lin's spouse, as to which shares Mr. Lin has shared voting and investment powers. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (4) Includes 19,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (5) Includes 361,156 shares held jointly with Mr. Liu's spouse, and 3,630 shares held by Jade Realty Pension Trust which is 100% owned by Mr. Liu and his spouse, and 10,000 shares held by the Liu Family Charitable Foundation, as to which shares Mr. Liu has voting and investment powers. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 24,734 shares held by Mr. Liu's children in their own names, as to which shares Mr. Liu has no voting and investment powers.

 (6) Includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (7) Includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (8) Includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (9) Includes 15,260 shares held by Unison Investment of which Mr. Wu is the General Partner. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 2,420 shares held by Mr. Wu's children in their own names, as to which shares Mr. Wu has no voting and investment powers. Also does not include 279,854 shares held by Mr. Wu's brothers and sisters in their own names, as to which shares Mr. Wu holds a power of attorney to vote in accordance with their instructions. Mr. Wu disclaims beneficial ownership of these shares.

(10) Includes 1,650 shares held jointly with Mr. Wu's spouse, and 242 shares held by Mrs. Wu in her IRA, as to all of which shares Mr. Wu has shared voting and investment powers, and 42,820 shares held on behalf of Mr. Wu by Merrill Lynch, Pierce, Fenner & Smith, Inc. Also includes 401,000 shares subject to options presently exercisable, which options have been transferred by Mr. Wu to, and are now held by, Wu Family Investment Partnership No. 1, L.P., of which Mr. Wu serves as president of the corporate general partner, as to which shares Mr. Wu would have sole voting and investment powers if such options were exercised.

(11) Includes 443,004 shares held under Wu Trust UA 6-19-91. Also includes 26,008 shares held by Mr. Wu's children under the California Uniform Transfers to Minors Act, Chong Hwei Wu, Custodian, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 9,212 shares held on behalf of Mr. Wu by Fidelity Brokerage Co., and 67,800 shares by Wedbush Morgan Securities. Also includes 25,600 shares subject to options presently exercisable or which will become exercisable within 60 days.

(12) Includes 146,065 shares owned by President Global Corp., as to which shares Mr. Wu has sole voting and investment powers. Also includes 381,724 shares held under the Wu Family 1998 Trust, 2,056 shares held by Mr. Wu's defined benefit plan, and a total of 89,006 shares held by Mr. Wu's children in their own names, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(13) Includes 22,582 shares held jointly with Mr. Wu's spouse and 10,000 shares held by Mr. Wu's spouse as trustee, as to which shares Mr. Wu has shared voting and investment powers. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(14) Includes 1,524 shares held jointly with Mrs. Yen's spouse, 119,782 shares held by Mrs. Yen's children in their own names, and 275,945 shares held under the Yen Family 2000 Trust, as to all of which shares Mrs. Yen has shared voting and investment powers. Also includes 26,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(15) Includes 10,200 shares subject to options presently exercisable or which will become exercisable within 60 days.

(16) Includes 6,225 shares held jointly with Mr. Lowe's spouse as to which shares Mr. Lowe has shared voting and investment powers. Also includes 11,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(17) Includes 6,600 shares held on behalf of Mr. Chang by J.B. Oxford & Co., Inc. and 3,400 shares by TD Waterhouse Investor Services Inc., as to which shares Mr. Chang has shared voting and investment powers with his spouse. Also includes 7,800 shares subject to options presently exercisable or which will become exercisable within 60 days.

By Others

  The following table sets forth certain information concerning each person known to the Board to be a beneficial owner of more than five percent of Bancorp's outstanding Common Stock as of December 31, 2000 (the ownership of the directors and executive officers of Bancorp being included elsewhere herein):

                                                        Amount Beneficially Percentage of
            Name and Address of Beneficial Owner               Owned            Class
            ------------------------------------        ------------------- -------------
       AXA Conseil Vie Assurance Mutuelle,                  618,646(1)           5.4%
       AXA Assurances I.A.R.D. Mutuelle, and                (as a group)
       AXA Assurances Vie Mutuelle
        370, rue Saint Honore
        75001 Paris, France

       AXA Courtage Assurance Mutuelle
        26, rue Louis le Grand
        75002 Paris, France

       as a group (collectively, the "Mutuelles AXA").

       AXA
        25, avenue Matignon
        75008 Paris, France

       AXA Financial, Inc.
        1290 Avenue of the Americas
        New York, New York 10104

----------
(1) According to Schedule 13G dated February 12, 2001 filed pursuant to the Securities Exchange Act of 1934.

                             ELECTION OF DIRECTORS

  The persons named below have been nominated to serve as directors of Bancorp until the 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualify, and management does not intend to nominate any other persons as directors at this Annual Meeting. There are no family relationships between any director, executive officer or person nominated to become a director or executive officer, except: (i) Peter Wu, Ping C. Wu and Chien-Te Wu are brothers and are first cousins to Julian Wu; and (ii) John Wang and Kenneth Wang are brothers. The term family relationship means any relationship by blood, marriage or adoption not more remote than first cousin. The following is a brief biographical description of each nominee. Each of the nominees was elected to his or her present term of office at Bancorp's last Annual Meeting of Shareholders.

                         Bancorp
                         Director              Principal Occupation
        Name         Age  Since             During the Past Five Years
        ----         --- --------           --------------------------
 Bernard Chen         27   2000   1995 to present, human-computer interaction
                                  designer; since 1999, Vice President of
                                  Fullong Enterprise Corp.

 Thomas C.T. Chiu     53   1983   Medical doctor

 Chuang-I Lin, Ph.D.  60   1983   1980 to present, Chairman and President of
                                  Myriad Capital, Inc., Monterey Park, CA

 Ko-Yen Lin           57   1986   1977 to present, President of T.K. Lin
                                  Investment Co., Calabasas, CA

 Ting Y. Liu, Ph.D.   64   1981   Chairman of HITO Corp., Chatsworth, CA

 John C. Wang         38   1989   From 1987 to present, Vice President of The
                                  Wang Partnership; 1990 to present, Managing
                                  Director of South Bay Capital Corporation;
                                  and since 1991, President, Pacific Coast
                                  Realty Services, Inc.

 Kenneth C. Wang      40   1991   From 1986 to present, Executive Vice
                                  President of The Wang Partnership; and from
                                  1993 to present, Executive Vice President of
                                  Kenjohn Trading

 Chien-Te Wu          39   1994   From September 1990 to July 1993, Executive
                                  Vice President, and since August 1993 to
                                  present, President, of Tone Yee Investments &
                                  Developments, Inc.

 Julian Wu, Ph.D.     59   1981   1977 to present, General Partner of West
                                  Union Investment Co., Torrance, CA

 Li-Pei Wu            66   1982   From May 1982 to December 2000, Chief
                                  Executive Officer and from June 1984 to
                                  present, also Chairman of the Board of
                                  Bancorp and General Bank. President of
                                  Bancorp and General Bank from May 1982 to
                                  March 1998

 Peter Wu, Ph.D.      52   1981   From 1979 to March 1998, Executive Vice
                                  President and since January 1995 to December
                                  2000, also Chief Operating Officer, of
                                  General Bank; from 1981 to March 1998,
                                  Executive Vice President of Bancorp;
                                  Secretary of Bancorp and General Bank from
                                  1979 to January 2001; President and Chief
                                  Operating Officer of Bancorp and General Bank
                                  from March 1998 to December 2000; President
                                  and Chief Executive Officer of Bancorp and
                                  General Bank since January 2001

 Ping C. Wu           55   1981   1975 to present, President of President
                                  Global Corp., Buena Park, CA

 Walter Wu            55   1981   1984 to present, President of Wenix
                                  International Corp., Los Angeles, CA

 Chin-Liang Yen       58   1983   From 1986 to present, President of San Yang
                                  Enterprises Corp.

  The enclosed Proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxyholders to vote for a substitute, to be designated by the present Board of Directors.

                     THE BOARD OF DIRECTORS AND COMMITTEES

  As of December 31, 2000 there were fourteen (14) directors of Bancorp. Bancorp had eleven (11) special Board of Directors meetings in 2000. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served. Bancorp does not have any standing compensation, nominating or personnel committee.

  The members of Bancorp's Board of Directors also serve as the members of the Board of Directors of General Bank (the "Bank"), Bancorp's wholly owned subsidiary. The Bank's Board of Directors had twelve (12) regular meetings during the year 2000. The Bank's Board of Directors has an executive loan committee and a CRA committee, in addition to the Audit Committee described below.

  The Boards of Directors of Bancorp and the Bank maintain an Audit Committee and have adopted a written charter of the Audit Committee, which is attached to this Proxy Statement as APPENDIX A. The Audit Committee recommends to the Board the engagement of independent public accountants and recommends the fee to be paid to the auditors. Its responsibility further includes reviewing the proposed scope and results of the audit, as well as the scope, adequacy and results of internal audit and control procedures. The current members of the Audit Committee are: Bernard Chen, Chuang-I Lin, Ko-Yen Lin, Ting Liu, Kenneth Wang and Julian Wu (who acts as Chairperson). Each member of the Audit Committee is independent in the judgment of the Board of Directors and as required by the listing standards of the National Association of Securities Dealers.

  During 2001, a temporary ad hoc committee composed of six (6) outside directors was established to determine the compensation for and to negotiate the terms of an employment agreement with the new Chief Executive Officer, Peter Wu. See "Employment Agreement--Peter Wu" on pages 14-15. After finalizing Peter Wu's employment agreement, the ad hoc committee was disbanded. The members of this temporary ad hoc committee were: Chuang-I Lin, Ko-Yen Lin, Ting Liu, John Wang, Julian Wu and Walter Wu.

Directors' Compensation

  Each director who attends the regular Board of Directors meetings of the Bank is paid $1,600.00 for each attendance. Any director who does not attend is paid $1,000.00 per meeting. Directors are not paid any fee for attending special Board Meetings unless agreed to by a majority of the Board of Directors. Non-employee directors who are members of and attend meetings of the various committees of the Board of Directors of the Bank are paid attendance fees as follows: (a) $600.00 per attendance at an executive loan committee meeting; (b) $500.00 per attendance at a CRA committee meeting; and
(c) $500.00 per attendance at an Audit Committee meeting. In addition, the Audit Committee Chairperson receives a $3,000.00 annual retainer. The members of the temporary ad hoc committee described above that determined the terms of Peter Wu's employment agreement were each paid an attendance fee of $500.00 per meeting.

  Pursuant to a program to grant non-qualified options for Bancorp's Common Stock to the non-employee directors, immediately after the Company's 1998 Annual Meeting of Shareholders, each of the twelve (12) non-employee directors elected was granted a non-qualified option to purchase 20,000 shares of Common Stock, with the exercise price of the options to be the fair market value of the Common Stock on the date of said meeting. The program further provides that, beginning on January 1, 1999 and continuing thereafter on January 1 of each succeeding year, each non-employee director serving on such date who shall have served as a director for at least one year as of such date will be granted a non-qualified option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the first business day of each such year, with such option to vest on the one year anniversary date of the grant thereof. The first such options were granted in 1999. All options granted under the program will be fully exercisable on the first anniversary date of the grant and will be exercisable over a ten (10)- year period from the date of the grant.

             APPROVAL OF INCENTIVE COMPENSATION PLAN FOR PETER WU

  On February 27, 2001 Mr. Peter Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 2001. See "Employment Agreement-- Peter Wu" on pages 14-15. Mr. Peter Wu's employment agreement provides for, among other things, an annual incentive compensation award. The Board of Directors proposes that the incentive compensation plan included in Mr. Peter Wu's employment agreement be approved by the shareholders, and the Board of Directors recommends a vote "FOR" the proposal to approve Mr. Peter Wu's incentive compensation plan.

  The annual incentive compensation award to be paid to Mr. Peter Wu pursuant to his employment agreement with Bancorp and the Bank is to be computed as follows: (i) one percent (1.0%) of any amount by which the Bank's tax equivalent income before the Bank's incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) one and three tenths percent (1.3%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Peter Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), an incentive compensation award computed in accordance with a formula similar to the one described in the preceding sentence. The total annual incentive compensation award for any year is subject to a maximum dollar limitation of $350,000.00, except that there will be no such limitation for any year in which the ratio of the Bank's core earnings to its net equity at the beginning of the fiscal year is greater than 0.40. "Core earnings" for purposes of Mr. Peter Wu's employment agreement means the tax equivalent income before the Bank's incentive bonus compensation awards excluding gains and/or losses from securities, warrants and venture capital. Also, unrealized securities gains and/or losses are to be included in the calculation of the Bank's net equity.

  The above description of Mr. Peter Wu's incentive compensation plan summarizes the material elements of Section 5 of his employment agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of such Section, as set forth in APPENDIX B attached hereto.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE INCENTIVE COMPENSATION PLAN FOR PETER WU.

                            EXECUTIVE COMPENSATION

  The following table sets forth the cash and non-cash compensation paid or accrued by Bancorp or the Bank to or for the account of the Chief Executive Officer and the four other most highly compensated executive officers of Bancorp and the Bank whose total annual salary and bonus for the last fiscal year exceeds $100,000 (the "Named Executives") for the fiscal years ended December 31, 2000, 1999, and 1998.

                          Summary Compensation Table

                               Annual Compensation                 Long Term Compensation (1)
                         ----------------------------------- ---------------------------------------
                                                                    Awards         Payouts
                                                     Other   --------------------- -------
                                                    Annual   Restricted Securities         All Other
                                                   Compensa-   Stock    Underlying         Compensa-
        Name and              Salary  Bonus(2)     tion (3)    Award     Options    LTIP   tion (4)
   Principal Position    Year   ($)      ($)          ($)       ($)        (#)       ($)      ($)
   ------------------    ---- ------- ---------    --------- ---------- ---------- ------- ---------
Li-Pei Wu                2000 442,296 1,500,000     295,033     N/A (6)     --       N/A    29,300
 Chairman of the Board,  1999 420,036 1,659,757(5)  326,456     N/A (7)     --       N/A    28,800
 President, Chief
  Executive              1998 402,336 1,558,863     306,611     N/A (8)     --       N/A    27,400
 Officer and Director of
 Bancorp and Bank

Peter Wu                 2000 192,000   211,700      41,639      N/A      20,000     N/A    28,700
 President, Secretary,   1999 174,000   186,645      36,711      N/A      20,000     N/A    28,800
 Chief Operating Officer
  and                    1998 156,000   174,468      34,316      N/A      20,000     N/A    27,084
 Director of Bancorp and
  Bank

Domenic Massei           2000  98,280    90,700      15,306      N/A       5,000     N/A     4,904
 Executive Vice
  President of           1999  93,600    90,000      15,188      N/A       5,000     N/A     4,666
 Operations
  Administration         1998  87,000    92,487      18,191      N/A       7,000     N/A     4,339
 of Bank

Peter Lowe               2000 124,200    75,600      14,870      N/A       2,000     N/A     6,205
 Executive Vice
  President and          1999 121,800    50,000       8,438      N/A       5,000     N/A     6,084
 Chief Financial Officer
  of                     1998 118,800    92,045      18,104      N/A       8,000     N/A     6,116
 Bancorp and Bank

Eddie Chang              2000  92,640    95,008      16,033      N/A       4,000     N/A     4,623
 Senior Vice President
  and                    1999  88,200    81,789      13,802      N/A       5,000     N/A     4,401
 Manager of Real Estate  1998  84,000    99,585      16,805      N/A       6,000     N/A     4,188
 Lending Department of
  Bank

----------
(1) Bancorp has no plans for granting restricted stock awards, or stock appreciation rights, or making LTIP (Long-term Incentive Plan) payouts.

(2) Amounts shown are profit sharing awards paid for services rendered during the years indicated.

(3) Amounts shown represent gross-up payments to cover the federal income tax for the portion (up to 30%) of the profit sharing award paid to the Named Executive for services rendered during the year which such Executive elects to set aside pursuant to savings incentives. Amounts shown assume each of the Named Executives elects to set aside 30% of the profit sharing award paid to him.

(4) Amounts shown include the matching funds contributed by the Bank pursuant to the General Bank Profit Sharing 401(k) Plan and Director Fees received by the Named Executives who are Directors.

(5) Pursuant to Li-Pei Wu's Employment Agreement with the Company, for the year 1999 Mr. Wu elected to receive $829,878.50 of such bonus in shares of Bancorp Common Stock. See "Employment Agreement--Li-Pei Wu" on pages 12-14.

(6)(7)(8) Pursuant to Li-Pei Wu's Employment Agreement with the Company, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2004; for 1999 Mr. Wu was granted a vested, deferred contractual right to receive (i) 21,279 shares and (ii) 25,928 shares of Bancorp Common Stock, which shares will be granted to him on February 1, 2002 and January 1, 2005, respectively; and for 2000 Mr. Wu was granted a vested, deferred contractual right to receive 25,928 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2006 (in each case together with an additional number of shares equal in value to the dividends that would have been paid on such shares during the deferral period). See "Employment Agreement--Li-Pei Wu" on pages 12-14.

Option Grants in Last Fiscal Year

  The following table reflects information with regard to stock options granted under the GBC Bancorp 1999 Employee Stock Incentive Plan to the Named Executives during fiscal 2000, as indicated in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                                                                           Potential
                                                                                          Realizable
                                                                                           Value at
                                                                                        Assumed Annual
                                                                                        Rates of Stock
                                                                                         Appreciation
                                                                                        for Option Term
                                               Individual Grants                              (4)
                         -------------------------------------------------------------- ---------------
                         No. of Securities
                         Underlying Option  % of Total Options  Exercise or
                              Granted      Granted to Employees  Base Price  Expiration   5%      10%
          Name                (1)(2)          in Fiscal Year    ($/Share)(3)    Date      ($)     ($)
          ----           ----------------- -------------------- ------------ ----------   ---     ---
Li-Pei Wu...............        -0-                N/A              N/A         N/A       -0-     -0-
Peter Wu................      20,000              15.56%           19.437    1/19/2006  158,256 368,804
Domenic Massei..........       5,000               3.89%           19.437    1/19/2006   39,564  92,201
Peter Lowe..............       2,000               1.56%           19.437    1/19/2006   15,826  36,880
Eddie Chang.............       4,000               3.11%           19.437    1/19/2006   31,651  73,761

----------
(1) Options granted in 2000 are exercisable starting 6 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary of the grant date.

(2) Options have a term of 6 years, subject to earlier termination in the event of the optionee's cessation of service with Bancorp. Each installment of vesting shares will terminate on the sixth anniversary of the grant date. Options will become immediately exercisable in the event of a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving corporation, or an asset sale of Bancorp to another person.

(3) The exercise price and tax withholding obligations related to exercise are payable by the optionee at time of exercise.

(4) The difference between the exercise price as multiplied by the annual appreciation rate shown compounded annually for the full term of the option and the exercise price, multiplied by the number of options granted. The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future valuation, if any, of the stock price of Bancorp.

Option Exercises in Last Fiscal Year and Value of Unexercised Options at Year
End

                                                                                        Value of Securities
                                                             Number of Securities     Underlying Unexercised
                                                            Underlying Unexercised    In-the-Money Options at
                         Shares Acquired                          Options at              12/31/00(1)(2)
                           on Exercise   Value Realized(1)        12/31/00(2)        Exercisable/Unexercisable
          Name                 (#)              ($)        Exercisable/Unexercisable            ($)
          ----           --------------- ----------------- ------------------------- -------------------------
Li-Pei Wu...............        --                --            476,000/0               15,129,660/0
Peter Wu................     16,800           329,694            12,000/32,000             198,752/563,260
Domenic Massei..........      4,200            62,094             6,200/10,400             115,538/167,852
Peter Lowe..............      8,400           174,675             6,800/9,000              132,775/141,376
Eddie Chang.............      4,400            43,900             4,000/8,600               59,400/137,876

----------
(1) Value is based on market value of Bancorp's Common Stock at date of exercise or end of fiscal 2000 minus the exercise price.

(2) Bancorp has no plans pursuant to which stock appreciation rights may be granted.

Board of Directors' Report on Executive Compensation

  Compensation for each of the Named Executives, as well as other middle level officers and above and certain business development employees, is comprised mainly of a base salary and incentive compensation. The incentive compensation may be made in awards of individual direct incentives, department incentives, Company-wide profit sharing, and long-term compensation in the form of stock options.

  GBC Bancorp and General Bank (collectively the "Company") have maintained the philosophy that compensation to officers should be highly incentive oriented, and that employees should be encouraged to pursue better individual and/or group performance and be rewarded accordingly. Consistent with this compensation philosophy, the Company's existing profit sharing plan was amended in February, 1996 and was expanded to create, in addition to the existing profit sharing program, a new direct incentive program for officers and certain non-officer employees whose business development or profit center financial results can be quantified. Annual profit sharing and incentive awards are made to the Company's officer-employees and eligible non-officer employees involved in business development and marketing under the Company's profit sharing and incentive compensation programs in accordance with the criteria discussed below.

  The amount available for awards under the Company's profit sharing and incentive compensation programs is based on the audited year end financial statements, computed as follows: (i) 5.4% of any amount by which the Bank's tax equivalent income before its incentive bonus compensation awards exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and (ii) 6.4% of any amount by which such income exceeds 15% of such net equity. Of the amount so determined to be available for the annual profit sharing and incentive awards, specific incentive awards shall first be allocated to those officers eligible to receive direct incentive compensation by virtue of their quantifiable performance, and, only after such incentive awards are so allocated, the Company-wide profit sharing awards shall then be allocated to eligible officers of the Company from the remaining available funds. However, since officers eligible to receive direct individual or group incentives are rewarded based on quantifiable profitability improvements and achievements made during a year, such incentive awards are not dependent upon the Company's achieving the threshold of 10% return on shareholder's equity, but are based upon the officer's individual and/or departmental profitability results. Accordingly, awards may be made to such eligible officers for direct incentives even if the threshold return described above is not met. The Company's management shall report to the Board of Directors if and when such situation arises.

  The Company has established certain weighting guidelines in allocating the Company-wide profit sharing awards. The weighting guidelines are based upon a categorization of the Company's officers and business development personnel into groups representing different job responsibilities. The exact weights assigned to each of the groups will be reviewed annually by the Company's Chief Executive Officer, and may be adjusted depending on the Chief Executive Officer's assessment about each group's contribution to the Company's profits. The allocation of the Company-wide profit sharing awards within each group will be based on each individual's salary and job performance.

  A further component of officer compensation is the awarding of stock options. The Company believes that stock ownership by key employees provides a valuable incentive for them as they will benefit as the Bancorp stock price increases, and that stock-based performance compensation arrangements are also conducive to aligning employees' and shareholders' interests.

  Compensation for Mr. Li-Pei Wu, the Chief Executive Officer for the year 2000, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 1998 (described on pages 12-14) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for Mr. Li-Pei Wu was initially approved by the Board in 1982 as a part of the compensation provided in his prior employment agreement, which agreement was subsequently renewed three times without any change in such profit sharing formula. Under Mr. Wu's current employment agreement, the incentive compensation cash award payable to him in the fiscal years 2000, 2001 and 2002 is subject to maximum dollar limitations. See "Employment Agreement--Li-Pei Wu" on pages 12-14.

  In setting the compensation for Mr. Li-Pei Wu as the Chief Executive Officer pursuant to the aforesaid employment agreement effective as of January 1, 1998, the Board of Directors took particular note of the management's success, under the direction of Mr. Li-Pei Wu, in achieving the financial goals and in effectively directing the Company's operations. The Board of Directors believes Mr. Li-Pei Wu has managed the Company extremely well in a challenging business climate and has accomplished distinguished results in comparison to peer companies in the banking industry.

  The philosophy guiding the Board in its structuring of Mr. Li-Pei Wu's compensation program under his current employment agreement was to place an emphasis on the Common Stock of Bancorp as a component of incentive compensation with the intention to motivate Mr. Li-Pei Wu to improve stock market performance. Furthermore, in order to encourage Mr. Li-Pei Wu to take a long-term view towards the Company's performance, and related thereto to take an active role in the selection and training of his successor as Chief Executive Officer of the Company, the Board felt it advisable to provide for the grant of new stock options to Mr. Li-Pei Wu in 2001 for his promise not to compete with the business of the Company for five (5) years after termination of his employment, and also to require that shares granted to him under the stock retention program of the current employment agreement be received by him only after deferral periods of two (2) or five (5) years. In setting Mr. Li-Pei Wu's compensation under his current employment agreement the Board took into consideration the Company's exceptional performance under his management, particularly when compared to other members of its peer group.

  During 2001 a temporary ad hoc committee composed of six (6) outside directors was established to determine the compensation package for Mr. Peter Wu, the current Chief Executive Officer of Bancorp and the Bank. In setting the compensation of Mr. Peter Wu and the other terms and provisions of the employment agreement, the ad hoc committee retained and sought the advice and took into account the recommendations of an independent compensation consultant who, among other things, provided comparative data on compensation packages provided to the chief executive officers of Bancorp's peers. The philosophy guiding the ad hoc committee was that generally applicable to compensating Bancorp's and the Bank's officers, that compensation should be highly incentive oriented and that stock ownership by key employees provides a valuable incentive for them and is conducive to aligning their interests with shareholders' interests. The terms of the compensation package for Mr. Peter Wu as determined by the ad hoc committee were confirmed and ratified by the Board.

  In connection with the compensation of the Named Executives, the Board has considered the applicability of Section 162(m) of the Internal Revenue Code.
Section 162(m) limits deductibility of compensation in excess of $1,000,000.00 paid to a Named Executive unless this compensation qualifies as "performance-based". During the course of negotiating Mr. Li-Pei Wu's compensation under his current employment agreement (described on pages 12-14) with Bancorp and the Bank, the Board considered the application of Section 162(m), and Mr. Li-Pei Wu's compensation has been structured to minimize the possibility that the non-performance-based compensation portion of his annual compensation will exceed the $1,000,000.00 Section 162(m) limitation. The Board believes that the incentive compensation cash award payable to Mr. Li-Pei Wu qualifies as performance-based compensation and satisfies the requirements for exemption under Section 162(m).

  Mr. Li-Pei Wu's non-performance-based compensation for 2000 did not exceed the Section 162(m) limitation, and the Board believes that the likelihood is low that such Section 162(m) limitation will be exceeded for any year that Mr. Li-Pei Wu is a Named Executive. However, to the extent that the non-performance-based compensation payable to Mr. Li-Pei Wu under such employment agreement may exceed the $1,000,000.00 limitation of Section 162(m) for any year that he is a Named Executive, such excess amount will not be tax deductible by the Company.

  Other than Mr. Li-Pei Wu, there are no employees of the Company who received compensation over $1,000,000.00 during 2000, and the Board does not believe that the non-performance-based compensation payable to any of the Company's executive officers other than Mr. Li-Pei Wu will approach the $1,000,000.00 limitation in the near future.

                        Submitted by:

                        THE BOARD OF DIRECTORS

                        Bernard Chen      Chien-Te Wu
                        Thomas C.T. Chiu  Julian Wu
                        Chuang-I Lin      Li-Pei Wu
                        Ko-Yen Lin        Peter Wu
                        Ting Y. Liu       Ping C. Wu
                        John Wang         Walter Wu
                        Kenneth C. Wang   Chin-Liang Yen

Compensation Committee Interlocks and Insider Participation

  The Company has no standing compensation committee; all of the members of the Board of Directors participate in decisions regarding compensation of the Company's executive officers. As members of the Board of Directors, during the year 2000, Mr. Li-Pei Wu, the Company's Chairman and Chief Executive Officer, and Mr. Peter Wu, the Company's President and Chief Operating Officer, participated in executive officer and other employee compensation decisions, but neither such person participated in any decisions regarding his own compensation as an executive officer. Mr. Li-Pei Wu's compensation is determined in accordance with the terms and provisions of his employment agreement with the Company (see "Employment Agreement--Li-Pei Wu" on pages 12-
14), and the Board of Directors does not exercise discretion in awarding compensation to Mr. Li-Pei Wu. The philosophy and guidelines for the Company's profit sharing and incentive compensation programs applicable to executive officers and other employees are described in the "Board of Directors' Report on Executive Compensation" on pages 10-12.

  During 2001, a temporary ad hoc committee composed of six (6) outside directors was established to determine the compensation for and the terms of an employment agreement with the new Chief Executive Officer, Peter Wu. See "THE BOARD OF DIRECTORS AND COMMITTEES" on page 6. After finalizing Mr. Peter Wu's employment agreement, this temporary ad hoc committee was disbanded. Commencing January 1, 2001, Mr. Peter Wu's compensation will be determined in accordance with the terms and conditions of his employment agreement. See "Employment Agreement--Peter Wu" on pages 14-15.

Employment Agreement--Li-Pei Wu

  On February 19, 1998 Mr. Li-Pei Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 1998, which agreement was modified by an amendment entered into on March 19, 1998 with an effective date of January 1, 1998 (as so amended, the "Employment Agreement"). The incentive compensation award program provided for in the Employment Agreement was approved by the holders of a majority of the outstanding shares of the Company at the Company's Annual Meeting of Shareholders held in 1998.

  The Employment Agreement provides for an employment term of five (5) years, commencing January 1, 1998, and ending December 31, 2002. Pursuant to the Employment Agreement, Mr. Wu will serve as Chairman of the Board of Bancorp and the Bank throughout the entire term of the Employment Agreement, and served as Chief Executive Officer of Bancorp and the Bank through December 31, 2000.

  The Employment Agreement provides for a base annual salary of $402,336.00, which amount was adjusted on January 1, 1999, and on January 1, 2000 and is to be further adjusted on each succeeding anniversary, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

  The Employment Agreement also provides for an annual incentive compensation award payable to Mr. Li-Pei Wu, which award is based upon a formula identical to that for the annual profit sharing award included in Mr. Wu's prior employment agreement, to be computed as follows: (i) three percent (3%) of any amount by which the Bank's tax equivalent income before its incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) four percent (4%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation cash award computed in accordance with a formula similar to the one described in the preceding sentence. The aggregate incentive compensation cash award payable to Mr. Wu shall be subject to the following maximum dollar limitations commencing with the fiscal year ending December 31, 2000: (i) $1,500,000.00 for the fiscal year 2000; (ii)
$400,000.00 for the fiscal year 2001; and (iii) $400,000.00 for the fiscal year 2002. Amounts of incentive compensation cash awards received by Mr. Wu with respect to services rendered in 2000, 1999 and 1998 are included in the Summary Compensation Table on page 8.

  Pursuant to grants of non-qualified options under the GBC Bancorp Amended and Restated 1988 Stock Option Plan made to Mr. Li-Pei Wu in accordance with his prior employment agreement, which options have all become exercisable and have been exercised in part, the Wu Family Investment Partnership No. 1, L.P., of which Mr. Wu serves as president of the corporate general partner, held as of January 31, 2001 (as transferee from Mr. Wu) unexercised options to acquire 401,000 shares of Common Stock at a price of $6.59 per share. Such options will expire on December 19, 2001 or, notwithstanding such expiration date, three (3) months after the termination of Mr. Wu's employment with the Company, provided that (i) in the case of his death during such three (3)- month period or while still employed, such options would expire one (1) year after his death or (ii) in the case of termination by reason of disability, within one (1) year after such termination.

  Under the Employment Agreement, provided that Mr. Li-Pei Wu continues in the employ of the Company through December 19, 2001, on such date Mr. Wu will be granted a non-qualified stock option to purchase shares of Bancorp Common Stock equal to the aggregate of the number of shares of Bancorp Common Stock that are covered by the unexercised portion of Mr. Wu's December 19, 1991 non-qualified stock option as of December 31, 2000 and/or the number of shares that had been previously acquired by Mr. Wu by reason of exercising such non-qualified stock option and which shares are held by him as of December 31, 2000. The number of shares of Bancorp Common Stock subject to the new non-qualified stock option will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. The exercise price under such new option will be the fair market value of Bancorp Common Stock on the date of grant and such option will vest immediately. The new option will be exercisable until December 31, 2007; provided, that if Mr. Wu's employment with the Company terminates prior to December 31, 2002, the exercise period will only be three (3) months from such termination date, or, if Mr. Wu dies or becomes disabled, the exercise period will be the earlier of one (1) year from his death or disability or December 31, 2007.

  The Employment Agreement provides that commencing with the fiscal year ending December 31, 1999 Mr. Li-Pei Wu may elect in his discretion to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in shares of Bancorp Common Stock. If Mr. Wu makes such an election he will receive as of the date of such election Bancorp Common Stock equal in value (determined as of such election date) to the portion of the cash award for which he elected to receive Bancorp Common Stock. In addition, he will be awarded as of such Election date a vested, deferred contractual right to receive two (2) years later Bancorp Common Stock equal in value to the sum of fifty percent (50%) in value of the portion of the cash award for which he elected to receive Bancorp Common Stock plus the value of dividends that would have been paid during the two (2)-year deferral period had such Bancorp Common Stock actually been granted to him on the date of his election. The number of shares of Bancorp Common Stock subject to the vested, deferred contractual right will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. In accordance with the foregoing terms, for the fiscal year ending December 31, 2000, Mr. Wu did not elect to receive any portion of the incentive compensation cash award in shares of Bancorp Common Stock.

  The Employment Agreement further provides that during the first three (3) years of Mr. Li-Pei Wu's employment thereunder Bancorp shall grant to him a vested, deferred contractual right to receive one share of Bancorp Common Stock for every twenty (20) shares of Bancorp Common Stock acquired by him through exercise of his non-qualified stock option, or acquired by reason of his election to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in Bancorp Common Stock (excluding shares for which Mr. Wu has a vested, deferred contractual right to receive), and/or of vested option shares (even though not exercised) under his non-qualified stock option that are held during the full term of the relevant fiscal year. Pursuant to such provision of the Employment Agreement, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, for 1999 he was granted such a right to receive 25,928 shares, and for 2000 he was granted such a right to receive 25,928 shares. The total number of shares to be received by Mr. Wu shall not in the aggregate exceed 100,000, which number is subject to equitable adjustment in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. Such additional shares shall be granted on the fifth (5th) anniversary of the first (1st) day of January following the year with respect to which the contractual right to receive the additional shares was awarded (together with a further number of shares equal in value to the dividends that would have been paid on the additional shares during such five (5)-year deferral period).

  In the event of the disability of Mr. Li-Pei Wu, either he or the Company may elect to terminate his employment upon six (6) months prior written notice, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

  The Employment Agreement gives Mr. Li-Pei Wu a right, at any time, with or without cause, to terminate the Employment Agreement upon six (6) months prior written notice to the Company, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

  Under the Employment Agreement, at the expiration of its stated term on December 31, 2002 (other than for cause), Mr. Li-Pei Wu will be entitled to an annual retirement benefit equal to fifty percent (50%) of the annual base salary he earned during his final year of employment. This retirement benefit will be payable in equal monthly installments over the five (5) years following the expiration of the term of the Employment Agreement.

  The Employment Agreement contains a noncompetition provision whereby Mr. Li-Pei Wu agrees not to compete with the Company for a period of five (5) years following the date of his termination of employment under the Employment Agreement. In the event that Mr. Wu fails to comply with such noncompetition provision, as of the date of such failure to comply, (i) the new stock option granted to Mr. Li-Pei Wu on December 19, 2001, to the extent not yet exercised, or Mr. Wu's right to receive such option if not yet granted, will expire or terminate, (ii) Mr. Wu will no longer be entitled to the retirement benefit provided for under the Employment Agreement, to the extent not yet paid, and (iii) Mr. Wu will no longer be allowed continued use of an office and automobile.

  In the event of any merger or consolidation or acquisition of Bancorp or the Bank, whereby Bancorp or the Bank is not the surviving entity, or another entity or person acquires more than fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one or more transactions, or the Bank or Bancorp ceases to exist pursuant to any of such transactions or similar transactions (any of which herein referred to as a "Triggering Event"), under the contingency stock option granted pursuant to his prior employment agreement with the Company, provided Mr. Li-Pei Wu is then in the employ of the Company, Mr. Li-Pei Wu shall have the right to purchase 242,000 shares of Bancorp Common Stock at $1.86 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If any Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event.

Employment Agreement--Peter Wu

  On February 27, 2001 Mr. Peter Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 2001. Pursuant to the employment agreement, Mr. Peter Wu will serve as President and Chief Executive Officer of Bancorp and the Bank for an employment term of five (5) years commencing on January 1, 2001 and ending on December 31, 2005.

  Mr. Peter Wu's employment agreement provides for a base annual salary of $250,000.00, which amount shall be adjusted on January 1, 2002, and on each anniversary date thereof, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

  The employment agreement also provides for an annual incentive compensation award to be computed as follows: (i) one percent (1%) of any amount by which the Bank's tax equivalent income before the Bank's incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) one and three tenths percent (1.3%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Peter Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation award computed in accordance with a formula similar to the one described in the preceding sentence. The total annual incentive compensation award for any year is subject to a maximum dollar limitation of $350,000.00, except that there will be no such limitation for any year in which the ratio of the Bank's core earnings to its net equity at the beginning of that fiscal year is greater than 0.40. "Core earnings" for purposes of Mr. Wu's employment agreement means the tax equivalent income before the Bank's incentive bonus compensation awards excluding gains and/or losses from securities, warrants and venture capital. Also, unrealized securities gains and/or losses are to be included in the calculation of the Bank's net equity.

  Under the terms of the employment agreement, as of January 18, 2001 Mr. Peter Wu was granted a non-qualified stock option to purchase an aggregate of 250,000 shares of Bancorp Common Stock at an exercise price of $37.56 per share, which was the fair market value of a share of Bancorp Common Stock as of the date of grant. The option has a term of ten (10) years, and will expire on January 17, 2011 (the "Expiration Date") or, notwithstanding such Expiration Date, three (3) months after the termination of Mr. Wu's employment with the Company, provided that (i) in the case of his death during such three
(3)-month period or while still employed, such option would expire one (1) year after his death or, if earlier, on the Expiration Date, or (ii) in the case of termination by reason of disability, such option would expire one (1) year after such termination or, if earlier, the Expiration Date. The option will vest in five (5) annual installments of 50,000 shares each, with the first installment to become exercisable on January 1, 2002 and the remaining installments to be exercisable on January 1 of each of the four succeeding years.

  Bancorp and the Bank may terminate Mr. Peter Wu's employment agreement (i) at any time for cause, (ii) in the event of disability, upon six (6) months prior written notice, during which period he is entitled to payment of compensation under the terms of the employment agreement, and after which period he is entitled to continue to receive sixty percent (60%) of his then current annual salary until his disability ceases, or (iii) at any time without cause upon thirty (30) days prior written notice, provided that he is paid a sum equal to six (6) months salary plus any incentive compensation award earned but not paid for any full fiscal year during which he was employed and for the fiscal year during which his employment was terminated, an incentive compensation award prorated to the date of his termination.

  Under the contingency stock options previously granted to Mr. Peter Wu by the Company, upon the occurrence of a Triggering Event (as defined on page
14), provided Mr. Wu is then in the employ of the Company, he shall have a right to purchase 84,700 shares of Bancorp Common Stock at $2.17 per share and 25,300 shares of Bancorp Common Stock at $6.59 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If the Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event.

Change in Control Arrangements

  Bancorp has certain compensatory arrangements with its executive officers which will result from a change in control of the Company. All stock option agreements outstanding under the GBC Bancorp Amended and

Restated 1988 Stock Option Plan provide for the acceleration of exercisability of options upon the occurrence of certain triggering events, including a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving or resulting corporation, or a sale of substantially all the assets of Bancorp to another person, or a reverse merger in which Bancorp is the surviving corporation but the shares of Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

  During fiscal year 2000 options to purchase 161,500 shares of Bancorp Common Stock were granted under the GBC Bancorp 1999 Employee Stock Incentive Plan, and all stock option agreements providing for the grant in 2000 include certain change in control provisions.

  In addition, pursuant to the authorization of the Board of Directors of Bancorp, certain employees of the Bank were granted contingency stock options to purchase Common Stock of Bancorp upon the occurrence of a triggering event. The term triggering event for this purpose shall mean the execution of an agreement providing for any of the following transactions or the application to any regulatory authority for approval of or consent to any of the following transactions: sale of substantially all of the assets of the Bank or Bancorp, any merger or consolidation or acquisition of the Bank or Bancorp whereby the Bank or Bancorp is not the surviving entity, or an entity or person or such person and his associates acquires up to fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one transaction or in a series of related transactions, or the Bank or Bancorp ceases to exist pursuant to any such transaction or similar transactions. The contingency stock option may be exercised in whole or in part by the employee at any time after the occurrence of the triggering event and until 45 days after the date the triggering event is consummated. In the event an employee's employment by the Bank is terminated, the contingency stock option previously granted to him is also terminated.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's directors and executive officers, and persons who own more than 10% of a registered class of Bancorp's equity security (if any), to file with the SEC reports of ownership and changes in ownership of Common Stock of Bancorp. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the issuer with copies of all Section 16(a) forms they file.

  Based solely on review of the copies of such reports furnished to Bancorp or representations that no other reports were required, Bancorp believes that, during the 2000 fiscal year, all filing requirements applicable to Bancorp's officers and directors were complied with, except that: (i) Bernard Chen failed to timely file three Form 4 reports for nine transactions but instead has filed a Form 5 report covering such transactions, and (ii) Johnny Lee, Senior Vice President of the Bank, failed to timely file two Form 4 reports for two transactions but instead has filed a Form 5 report covering such transactions.

                         COMPARATIVE STOCK PERFORMANCE

  Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock of Bancorp for the last five fiscal years with the cumulative total return on the S&P 500 Index and the SNL Securities, L.P. California Independent Bank Stock Index over the same period.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       ON GBC BANCORP COMMON STOCK, S&P 500 INDEX & SNL SECURITIES, L.P.
                    CALIFORNIA INDEPENDENT BANK STOCK INDEX

                       [TOTAL RETURN PERFORMANCE GRAPH]
                GBC Bancorp     S&P 500    SNL California Banks Index
  12/31/95          100             100                100
  12/31/96       160.88          122.86             143.83
  12/31/97       373.69          163.86             210.41
  12/31/98       305.39          210.64             214.69
  12/31/99       233.1           254.97             227.02
12/31/2000       469.15          231.74             302.97

ASSUMES $100 INVESTED ON DECEMBER 31, 1995 IN GBC BANCORP COMMON STOCK, S&P 500 INDEX AND SNL SECURITIES, L.P. CALIFORNIA INDEPENDENT BANK STOCK INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                             SELECTION OF AUDITORS

  Deloitte & Touche LLP has audited the books and records of Bancorp since October 1998, and the Board of Directors intends to re-appoint Deloitte & Touche LLP for Bancorp's fiscal year ending December 31, 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Auditor Independence

  Deloitte & Touche LLP's fees for 2000 were as follows:

        Audit Fees.................................................... $106,000
        Financial Information Systems
          Design and Implementation Fees.............................. $      0
        All Other Fees................................................ $ 92,578

  The Audit Committee concluded that the non-audit services did not adversely impact the independence of Deloitte & Touche LLP.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfied the definition of independent director as established in the NASD's listing standards. The Board adopted a written charter for the Audit Committee on March 27, 2000, which is attached to this Proxy Statement as APPENDIX A. The Audit Committee met four (4) times during the 2000 fiscal year.

  The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants during the 2000 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

  The Audit Committee received from Deloitte & Touche LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the U.S. Securities and Exchange Commission.

  This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                       Submitted by:

                                       AUDIT COMMITTEE

                                       Bernard Chen
                                       Chuang-I Lin
                                       Ko-Yen Lin
                                       Ting Liu
                                       Kenneth Wang
                                       Julian Wu

                             CERTAIN TRANSACTIONS

  Some of the directors and executive officers of Bancorp and the companies with which they are associated are customers and have had banking transactions with the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate balance outstanding at December 31, 2000, of all such loans and credit extensions to all directors and executive officers of the Bank, together with their associates, was $1,035,458, constituting approximately 0.53% of the Bank's Stockholders' Equity.

                            SHAREHOLDERS' PROPOSALS

  Any shareholder of Bancorp who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of Bancorp and who wishes to have such proposal presented in Bancorp's Proxy Statement for such Meeting must deliver such proposal in writing to Bancorp at its head office stated above not later than December 31, 2001.

                                 OTHER MATTERS

  The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                       GBC BANCORP

                                       /s/ Ming Lin Chen
                                       Ming Lin Chen
                                       Secretary

Dated: March 20, 2001

  A COPY OF BANCORP'S 2000 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GBC BANCORP, 800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017. ATTENTION: INVESTOR RELATIONS.

                                  APPENDIX A

                                  GBC BANCORP

                            AUDIT COMMITTEE CHARTER

I. FUNCTION

  The Audit Committee (the "Committee") of the Board of Directors of GBC Bancorp (together with its subsidiaries, the "Company") will assist the Board in fulfilling its fiduciary responsibility to the shareholders, depositors and investment community relating to the quality and integrity of the Company's accounting systems, financial reporting processes, and overall internal control structure. In so doing, the Committee shall:

  A. Review the reports of the Internal Auditor, the Company's independent certified public accountants, bank examiners, and other information submitted to the Committee.

  B. Report its activities to the Board, making recommendations for such changes in the manner in which the Company is doing business as are deemed advisable.

  C. Carry out its fiduciary responsibilities in an informed and vigilant manner to ensure compliance with laws and regulations relating to the safety and soundness of the Company.

  D. Maintain free and open communications (including private executive sessions at least annually) with the independent accountants, the Internal Auditor and the management of the Company.

  E. Employ such resources in the performance of its duties, including investigating any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

  F. Report Committee activities to the full Board and issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

II. ORGANIZATION AND MEMBERSHIP

  The Committee shall consist of at least three (3) directors who are appointed by the Board from time to time.

  A. Each member shall be generally knowledgeable in financial and auditing matters, being able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement; and at least one member shall be sophisticated with respect to financial and auditing matters, as evidenced by past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background such as being or having been a chief executive officer , chief financial officer, or other senior officer with financial oversight responsibilities. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ Stock Market, Inc. ("NASDAQ"), as the same may be amended from time to time.

  B. The Board shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board. The chairperson has the power to call a Committee meeting whenever he or she thinks there is a need. The chairperson will also maintain regular liaison with the CEO, COO, the lead independent audit partner and the Internal Auditor.

III. RESPONSIBILITIES

  The Committee, acting on behalf of the Board of Directors, shall meet at least quarterly to:

  A. Complete the following responsibilities in relation to the Company's internal audit function:

    i.Review and approve the Internal Audit Charter and related functional reporting structure.

    ii. Participate in the selection of the Internal Auditor and periodic performance reviews.

    iii. Approve the annual audit plan and budget.

    iv. Review the audit policies and procedures.

    v. Review the results of significant audit findings and related management responses.

    vi. Review periodic progress reports to ensure the annual audit plan is being adequately adhered to.

    vii. Review the appropriateness of the practices utilized to reimburse expenses of certain executive officers and to assure compliance with the Company's code of conduct.

    viii. Provide guidance and oversight to the internal audit activities of the Company and review the organization, plans and results of such activity.

    ix. Review whether the Internal Auditor has complied with the Standards for the Professional Practice of Internal Auditing of the Institute of Internal Auditing, as the same may be amended or supplemented from time to time.

  B. Complete the following responsibilities in relation to the Company's independent public accountants:

    i. Select and recommend annually to the Board the appointment of the Company's independent public accountants.

    ii. Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S)380), as may be modified or supplemented from time to time.

    iii. Review the independent accountants' independence, qualifications, annual engagement letter, audit scope, related services and fees. In so doing, the Committee shall obtain from the independent accountants the written disclosures and the letter from the independent accountants required by Independence Standard Board Standard No. 1 (Independence Discussions With Audit Committees), as may be modified or supplemented from time to time, and discuss with the independent accountants their independence, any relationships that may impact their independence, and recommend to the board any actions necessary to oversee the independent accountants' independence.

    iv. Review the Company's audited financial statements in relation to meeting the requirements of an annual director's examination, related notes, the accountants' opinion to be rendered in connection therewith, and any unresolved disagreements with management concerning accounting or disclosure matters. Also, the Committee will review and discuss the audited financial statements with management and the independent accountants. The discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

    v. Review with management and the independent accountants the quarterly financial information prior to the Company's filing of Form 10-Q.

    vi. Review the independent accountants' report regarding management's assertions on internal controls and compliance with laws and regulations.

    vii. Oversee the independent accountants' relationship by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the independent accountants full access to the Committee (and the Board) to report on any and all appropriate matters.

    viii. Ascertain that the outside auditors understand their ultimate accountability to the Board of Directors and the Committee, as representatives of the Company's shareholders, and the ultimate authority and responsibility of these shareholder representatives to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

  C. Review significant findings reported by regulators, management-related responses, and monitor corrective action on major deficiencies noted.

  D. Review management's annual report or its responsibility for preparing financial statements, establishing and maintaining an adequate internal control structure and procedures for financial reporting, and for complying with certain laws and regulations.

  E. Discuss with management, the Internal Auditor and the independent accountants the quality and adequacy of the Company's internal controls.

  F. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

  G. Perform such additional functions deemed necessary or prudent to fulfill the Committee's duties and responsibilities.

  H. Review and reassess the adequacy of this Audit Committee Charter on an annual basis.

                                  APPENDIX B

                   INCENTIVE COMPENSATION PLAN FOR PETER WU
     (Section 5 of the Employment Agreement between Bancorp and Peter Wu)

  5. Profit Sharing.

  (a) Promptly following receipt of the Bank's audited annual financial statements, the Bank shall pay the Executive a profit sharing award payable in a lump sum and computed as follows: (i) one percent (1%) of any amount by which the Bank's tax equivalent income before the Bank's incentive bonus compensation awards exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) one and three tenths percent (1.3%) of any amount by which such income exceeds fifteen percent (15%) of such net equity.

  (b) The Company shall cause each subsidiary (other than the Bank), promptly following receipt of such subsidiary's audited annual financial statements, to pay the Executive a profit sharing award payable in a lump sum and computed as follows: (i) one percent (1%) of any amount by which such subsidiary's tax equivalent income before its incentive bonus compensation awards (if any) exceeds ten percent (10%) of the net equity of the subsidiary at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) one and three tenths percent (1.3%) of any amount by which such income exceeds fifteen percent (15%) of such net equity.

  (c) For each of the five (5) years under this Agreement, the aggregate profit sharing award payable to the Executive shall be subject to the maximum dollar limitation of $350,000.

  (d) Notwithstanding subsection (c) above, the maximum profit sharing award dollar limitation set forth therein shall not apply to any year in which the ratio of the Bank's core earnings to its net equity at the beginning of that fiscal year is greater than 0.40. For purposes of this section: (i) "core earnings" shall mean the tax equivalent income before the Bank's incentive bonus compensation awards excluding gains and/or losses from securities, warrants and venture capital, and (ii) unrealized securities gains and/or losses shall be included in the calculation of the Bank's net equity.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE




                        Please date, sign and mail your
                     proxy card back as soon as possible!


                        Annual Meeting of Shareholders
                                  GBC Bancorp


                                April 19, 2001


                                          Please Detach and Mail in the Envelope Provided
----------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example

       FOR all nominees      WITHHOLD        NOMINEES: Bernard Chen
       listed at right       AUTHORITY                 Thomas C.T. Chiu
      (except as marked     to vote for                Chuang-I Lin
       to the contrary      all nominees               Ko-Yen Lin                                        FOR     AGAINST   ABSTAIN
            below)         listed at right             Ying Y. Liu         2. Approval of Incentive     [   ]     [   ]     [   ]
                                                       John C. Wang           Compensation Plan for
                                                       Kenneth C. Wang        Peter Wu
1. ELECTION  [  ]                [  ]                  Chien-Te Wu
   OF                                                  Julian Wu           3. OTHER BUSINESS: In their discretion, the Proxies are
   DIRECTORS                                           Li-Pei Wu              authorized to vote upon such other business as may
                                                       Peter Wu               properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote            Ping C. Wu
for any individual nominee, write that name            Walter Wu           This proxy when properly executed will be voted in the
on the space provided below.                           Chin-Liang Yen      manner directed herein by the undersigned shareholder.
                                                                           If no direction is made, this Proxy will be voted FOR
-------------------------------------------                                Items (1) and (2). If any other business is presented
                                                                           at the meeting, this Proxy confers authority to and
                                                                           shall be voted in accordance with the recommendations
                                                                           of the Board of Directors.

                                                                           Please date this Proxy and sign as the name appears
                                                                           below.

                                                                           YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND
                                                                           MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                           ENVELOPE.



Signature(s) ___________________________________________________________   Dated: ____________________, 2001
NOTE: When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

----------------------------------------------------------------------------------------------------------------------------------

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE










--------------------------------------------------------------------------------



                                  GBC BANCORP

                Annual Meeting of Shareholders, April 19, 2001

     The undersigned hereby appoints Ming Lin Chen and Amy S. Lin, or either of them, proxies, each with full power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of common stock of GBC Bancorp held on record by the undersigned on February 28, 2001, at the Annual Meeting of Shareholders to be held on April 19, 2001 or any adjournments thereof.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   (Please mark, sign, date and return the proxy card promptly using the enclosed envelope.)



                                                                SEE
                       (To be signed on the other side.)    REVERSE SIDE


--------------------------------------------------------------------------------